                          STOCK SUBSCRIPTION AGREEMENT


         THIS STOCK SUBSCRIPTION AGREEMENT (the "Agreement") dated December __, 1999 is made between PetPlanet.com, Inc., a Delaware Corporation, (the "Corporation") and ______________ (the "Investor').

         1. Subscription. Subject to the terms and conditions hereof, Investor hereby tenders a subscription for _____( ) units, each unit consisting of fifty thousand shares of common stock of the Corporation ($.01 par value per share), at a purchase price of one hundred thousand dollars ($100,000) or two dollars ($2.00) per share, subject to the terms and conditions as set forth herein below. (Collectively, each 50,000 share block shall be a "Unit" or the "Units"). Full payment of the purchase price is included herewith.

         2. Acceptance of Subscription. It is understood and agreed that the Corporation shall have the right to accept or reject this Agreement, in whole or in part, and that the same shall be deemed to be accepted on behalf of the Corporation only when it is signed by the Corporation.

         3. Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Corporation, and to its respective agents and employees, as follows:

                  a. Accredited Investor. The Investor is an accredited investor ("Accredited Investor") as defined in Securities and Exchange Commission ("SEC") Rule 501(a) and as indicated on such Investor's counterpart signature page attached hereto.

                  b. Adequate Disclosure. The Investor or its agents or representatives have received, read and understand all relevant financial statements and related material of the Corporation as requested by the Investor.

                  c. No Assurances. It has been called to the attention of the Investor in the relevant financial statements reviewed by the Investor and by those individuals with whom the Investor has dealt, that investment in the Corporation involves a high degree of risk and that no assurances are or have been made regarding the profits which may or may not inure to the benefit of the Investor.

                  d. Requisite Authority. The Investor, if a corporation, partnership or trust, has the requisite authority and is otherwise duly qualified to purchase and hold the Units.

                  e. Requisite Age of Investor. The Investor, if an individual, is at least twenty-one (21) years of age.

                  f. Restricted Securities.

                  (i) The Investor hereby confirms that the Investor has been informed that the Units are restricted securities under the Act and may not be resold or transferred unless the Units are first registered under federal and state securities laws or unless an exemption from such registration is available. Accordingly, the Investor hereby acknowledges that the Investor is prepared to hold the Units for an indefinite period of time and that the Investor is aware that Rule 144 of the Securities and Exchange Commission (the "Commission") issued under the Act is not presently available to exempt the sale of the Units from the registration requirements of the Act.

                  (ii) The Investor is aware of the adoption of Rule 144 by the Commission, promulgated under the Act, which permits limited public resales of securities acquired in a nonpublic offering, subject to the satisfaction of certain conditions. The Investor understands that under Rule 144, the conditions include, among other things: the availability of certain current public information about the issuer, the resale occurring not fewer than one (1) year after the party has purchased and paid for the securities to be sold, the sale being through a broker in an unsolicited "broker's transaction" and the amount of securities being sold during any three (3) month period not exceeding specified limitations. The Investor acknowledges and understands that the Corporation may or may not be satisfying the current public information requirement of Rule 144 at the time the Investor wishes to sell the Units or meet other conditions under Rule 144 which are required of the Corporation. If so, the Investor understands that he will be precluded from selling the securities under Rule 144 even if the one-(1) year holding period of said Rule has been satisfied. Investor agrees not to make, without the prior written consent of the Corporation, any public offering or sale of the Units although permitted to do so pursuant to Rule 144(k) promulgated under the Act, until the date on which the Corporation effects its secondary registered public offering pursuant to the Act.

                  (iii) Prior to acquisition of the Units, the Investor acquired sufficient information about the Corporation to reach an informed knowledgeable decision to acquire the Units. The Investor has such knowledge and experience in financial and business matters as to make him capable of evaluating the risks of the prospective investment and to make an informed investment decision. The Investor is able to bear the economic risk of complete and total loss of his investment in the Units.

                  g. No Outside Representations or Warranties. Investor has received no representations or warranties from the Corporation or its officers, directors, employees, or agents other than those otherwise set forth herein.

         4. Representations and Warranties of the Corporation. The Corporation hereby represents and warrants to the Investor as follows:

                  a. This Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Corporation and constitutes the valid, binding and enforceable agreement of the Corporation.

                  b. The Corporation was duly and validly organized and is validly existing under the laws of the State of Delaware and has full power and authority to conduct the business in which it is engaged and intends to engage.

                  c. The Units purchased pursuant to this Agreement are validly issued and, subject to the payment of the purchase price, will be fully paid and non-assessable.

         5. Notices. The address for all parties for all purposes shall be the address set forth on the signature pages to this Agreement or such other address of which the other parties have received notice. Any notice to be given under this Agreement shall be made in writing, and shall be deemed to be given when delivered to the party at its address or when sent by first class, certified or registered mail, return receipt requested, to such party at such address as it shall designate.

         6. Piggy-back Registration Rights.

         (a) In the event of a secondary public offering of the Corporation's securities registered pursuant to the Act (other than a registration (A) on Form S-8 or S-4 or any successor or similar forms, (B) relating to Common Stock issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan of the Corporation or (C) in connection with a direct or indirect acquisition by the Corporation of another company), whether or not for the sale of its own account, the Corporation will give at least thirty (30) days' prior written notice of the filing thereof to all holders of Common Stock then outstanding that (x) is not registered under the Securities Act or (y) is not eligible for sale under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in effect) under the Securities Act are met or (z) may not be sold pursuant to Rule 144(k), and the Corporation has not delivered a new certificate or other evidence of ownership for such shares not bearing a restrictive legend ("Registrable Stock").

                           (i) The Corporation's notice shall afford the holders
of all Registrable Stock an opportunity to elect within thirty (30) days after receipt thereof to include in such filing their Registrable Stock.

                           (ii) The inclusion of Registrable Stock in any such
registration involving an underwritten public offering shall be upon the condition that the holders thereof complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions hereof in respect of registration rights.

                           (iii) For so long as any Registrable Stock remain
outstanding, the Corporation shall be obligated under this Section 6(a) to afford the holders thereof the right to participate in each and every such registration of Common Stock of the Corporation. If, at any time after giving written notice of its intention to register any Common Stock pursuant to this
Section 6(a) and prior to the effective date of the registration statement filed in connection with such registration, the Corporation shall determine for any reason not to register such stock, the Corporation shall give written notice to all such holders of Registrable Stock and, thereupon, shall be relieved of its obligation to register any Registrable Stock in connection with such registration (without prejudice, however, to rights of any such holder under Section 6(a) above).

                           (iv) If a registration pursuant to this Section 6(a)
involves an underwritten public offering and the managing underwriter shall advise the Corporation that, in its view, the number of shares of Common Stock which the Corporation and such holders of Registrable Stock intend to include in such registration exceeds the maximum offering size, the number of shares to be included in such registration shall be limited by excluding the shares to be registered in such offering, to the extent required by such limitation, in the following order: (A) first, any securities or shares (other than Registrable Stock) subject to other contractual registration rights, (B) next, the number of shares that may be included in the registration and underwriting by holders of Registrable Stock shall be allocated among all holders thereof, in proportion, as nearly as practicable, to the respective amounts of securities which such holders of Registrable Stock would otherwise be entitled to include in such registration, and (C) last, the shares being registered by the Corporation.

                  (b) Expenses of Registration. The costs and expenses (other than underwriting discount or commission) of the registrations effected pursuant to Section 6(a) above and of all other actions which the Corporation is required to take or effect pursuant to this Section 6 shall be paid by the Corporation (including, without limitation, all federal, state, NYSE or NASD registration and filing fees, printing expenses, costs of special audits incidental to or required by any such registration, and fees and disbursements of counsel for the Corporation and for the holders of Registrable Stock (including allocated costs of internal counsel)), except that all such expenses in connection with any amendment or supplement to the registration statement or the prospectus used in connection therewith required to be filed more than nine (9) months after the date on which such registration statement becomes effective under the Securities Act because any holder has not effected the disposition of Registrable Stock covered by such registration statement shall be borne by such holder or holders, in such proportions as they may agree.

                  (c) Registration Procedures. Whenever holders of Registrable Stock request that any Registrable Stock be registered pursuant to Section 6(a) above, the Corporation will, subject to the provisions of this Section 6, use reasonable efforts to effect the registration of such Registrable Stock in accordance with the intended method of disposition thereof as quickly as practicable, and in connection with any such request:

                           (i) The Corporation will as expeditiously as possible
prepare and file with the Commission a registration statement on any form for which the Corporation then qualifies and which counsel for the Corporation shall deem appropriate and which form shall be available for the sale of the Registrable Stock to be registered thereunder in accordance with the intended method of distribution thereof, and use reasonable efforts to cause such filed registration statement to become and remain effective for a period of not less than nine (9) months (or such shorter period in which all of the Registrable Stock of the holders thereof included in such registration statement shall have actually been sold thereunder).

                           (ii) The Corporation will, if requested, prior to
filing a registration statement or prospectus or any amendment or supplement thereto, furnish to each holder of Registrable Stock and each underwriter, if any, of the Registrable Stock covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter the Corporation will furnish to such holder and underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Stock owned by such holder.

                           (iii) After the filing of the registration statement,
the Corporation will promptly notify each holder holding Registrable Stock covered by such registration statement of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

                           (iv) The Corporation will use reasonable efforts to
(A) register or qualify the Registrable Stock covered by such registration statement under such other securities or blue sky laws of such jurisdictions in the United States as any holder holding such Registrable Stock reasonably (in light of such holder's intended plan of distribution) requests and (B) cause such Registrable Stock to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Corporation and do any and all other acts and things that may be reasonably necessary or advisable to enable such holder to consummate the disposition of the Registrable Stock owned by such holder; provided, that the Corporation will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection (iv), or (B) subject itself to taxation in any such jurisdiction, or (C) consent to general service of process in any such jurisdiction.

                           (v) The Corporation will immediately notify each
holder holding such Registrable Stock, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Stock, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and promptly prepare and make available to each such holder any such supplement or amendment.

                           (vi) The Corporation will otherwise use its best
efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

                           (vii) The Corporation may require each such holder to
promptly furnish in writing to the Corporation such information regarding the distribution of the Registrable Stock as the Corporation may from time to time reasonably request and such other information as may be legally required in connection with such registration.

                           (viii) Each such holder of Registrable Stock agrees
that, upon receipt of any notice from the Corporation of the happening of any event of the kind described in Section 6(c)(iii) or 6(c)(v) above (a "Stop-sale Notice"), such holder will forthwith discontinue disposition of Registrable Stock pursuant to the registration statement covering such Registrable Stock until such holder's receipt of a second notice from the Corporation that such stop-order has been removed and/or the copies of the supplemented or amended prospectus contemplated by Section 6(c)(v) above have been filed, and, if so directed by the Corporation, such holder will deliver to the Corporation all copies, other than any permanent file copies then in such holder's possession, of the most recent prospectus covering such Registrable Stock at the time of receipt of such Stop-sale Notice. In the event that the Corporation shall give such Stop-sale Notice, the Corporation shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 6(e)(i) above) by the number of days during the period from and including the date of the giving of notice pursuant to Section 6(e)(iii) or 6(e)(v) above, as applicable, to the date when the Corporation shall give the holders of Registrable Stock notice that the Stop-sale Notice has been removed and/or make available to such holders a prospectus supplemented or amended to conform with the requirements of Section 6(e)(v) above.

                  (d) Restriction on Sale. In the event the Corporation registers its securities under the Securities Act pursuant to a firm commitment underwriting, each holder of Registrable Stock will not, for such period of time specified by the managing underwriter, but not in excess of nine (9) months following the effective date of such registration statement, sell or otherwise transfer any of shares of Registrable Stock without the prior written consent of such underwriter, provided that each of the Corporation's executive officers and directors agree to the same restriction for the same period of time.

         7. Accredited Investor Definition. The term "Accredited Investor" as used herein refers to:

                  a. A person or entity who is a director or executive officer of the Corporation;

                  b. Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; insurance company as defined in section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

                  c. Any private business development company as defined in
         section 202(a)(22) of the Investment Advisers Act of 1940;

                  d. Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

                  e. Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

                  f. Any natural person who had an individual income in excess of $200,000 in each of the two (2) most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

                  g. Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment; or

                  h. Any entity in which all of the equity owners are accredited investors.

         As used in this Section 3.6(a), the term "net worth" means the excess of total assets over total liabilities. For the purpose of determining a person's net worth, the principal residence owned by an individual should be valued at fair market value, including the cost of improvements, net of current encumbrances. As used in this Section 3.6(a), "income" means actual economic income, which may differ from adjusted gross income for income tax purposes. Accordingly, the undersigned should consider whether it should add any or all of the following items to its adjusted gross income for income tax purposes in order to reflect more accurately its actual economic income: any amounts attributable to tax-exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan, and alimony payments.

         8. Blue Sky Statements. The Subscriber agrees that the Unit or Units being purchased are for its own account for investment, and not for distribution or resale to others. The Subscriber represents that the Subscriber has adequate means of providing for the Subscriber's current needs and possible personal contingencies, and that the Subscriber has no need for liquidity of this investment.

         It is understood that all documents, records and books pertaining to this investment have been made available for inspection by the Subscriber and/or any representative thereof, and that the books and records of the Company will be available upon reasonable notice, for inspection by Subscriber during reasonable business hours at the Company's principal place of business. The Attorney General of the State of New York does not pass upon or endorse the merits of this or any private offering. Any representations to the contrary are unlawful.

         9. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

         10. Parties. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns.

         11. Integration. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter contained in the Agreement and supersedes any prior understandings of the parties.

         12. Offer Only. Until execution of this Agreement by the Investor and delivery of a fully executed copy to the Corporation, this Agreement shall constitute an offer by the Investor to purchase the number of Units indicated, which may be accepted or rejected, in whole or in part, by the Corporation, in its sole discretion.

         13. Form of Ownership. Please indicate the form of ownership you desire for the Units:

                  _______________ Individual (One signature required)

                  _______________ Joint Tenants with right of survivorship (All parties must sign)

                  _______________ Tenants-in-Common (All parties must sign)

                  _______________ Corporation (signature of authorized party or parties)

                  _______________ Partnership (Signature of general partner and additional signatures if required by partnership agreement)

                  _______________ Trust (Trustee must sign as follows: "[trustee name] as trustee for [trust name] dated
                  _______________________")

                  _______________ Other entities (As required by applicable papers)

Please PRINT the exact name Investor desires for registration of the Units. If purchasing Jointly with a spouse or children, the registration will automatically be recorded as "joint tenants with right of survivorship' unless you designate otherwise.

         TO BE EXECUTED BY INDIVIDUAL INVESTORS

         IN WITNESS WHEREOF, the undersigned has executed this Stock Subscription Agreement on this _____ day of _______________.

         ------------------------------        --------------------------------
         Signature of Investor                 Signature of Joint Investor

         ------------------------------        --------------------------------
         Print Name of Investor                Print Name of Joint Investor

         ------------------------------        --------------------------------
         Soc. Sec. No. of Investor             Soc. Sec. No. of Joint Investor


SUBSCRIPTION  ACCEPTED ON ______________________



         By:
         ------------------------------
                  Steven E. Marder
         Its:     Chief Executive Officer




         Mailing Address of Investor:
         (Do not use P.O. Box)


         ------------------------------

         ------------------------------

         ------------------------------

         ------------------------------

TO BE EXECUTED BY PARTNERSHIPS, CORPORATIONS, TRUSTS AND OTHER ENTITIES

         IN WITNESS WHEREOF, the undersigned has executed this Stock Subscription Agreement on this _____ day of ________________.



--------------------------------
Print Name of Partnership,
Corporation, Trust or Other Entity



By:      ----------------------------------------
         Signature of Authorized
         Representative

         ----------------------------------------
         Print name of Authorized Representative

         ----------------------------------------
         Title of Authorized Representative


         ----------------------------------------
         Tax Identification Number of
         Partnership, Corporation, Trust or
         Other Entity

         ----------------------------------------
         Location of Principal Place of
         Business of Partnership,
         Corporation, Trust, or Other Entity

         SUBSCRIPTION ACCEPTED ON ______________________

         Mailing Address of Investor:
         (Do not use P.O. Box)



         ----------------------------------------

         ----------------------------------------

         ----------------------------------------

         ----------------------------------------




         ----------------------------------------
         State of Organization or Incorporation

                                  RISK FACTORS


Limited Operating History

The Corporation is in the early stages of operation. The operations of the Corporation are subject to all the risks inherent in an immature business enterprise, including the absence of an extensive operating history. There can be no assurance that the Corporation's business activities will result in any profits in the future. Investors should be aware that their investment is at risk of a total loss.

Dilution

Investors participating in this Offering will incur immediate, substantial dilution. To the extent that outstanding options and other arrangements calling for the purchase or other acquisition of the Corporation's Common Stock are exercised or triggered, there will be further dilution. In addition, the Corporation will be required to sell additional equity or convertible debt securities in order to raise the significant amounts of additional financing which are required in order to enable the Corporation to pursue its business plan. The sale of additional equity or convertible debt securities could result in additional dilution to the Corporation's stockholders, as could the payment of equity based compensation to persons assisting the Corporation in its finance raising efforts.

Dependence on Key Personnel

In the conduct of the Corporation's business, the Corporation will be substantially depended upon its present management personnel. The death or continuing disability of any of these persons may have a material adverse effect upon the Corporation's ability to conduct its business.

Financing Difficulties

There can be assurance that the proceeds of this offering (even if the maximum number of shares are sold) will be adequate to provide sufficient funds for working capital and other expenses associated with developing and running the business. Such funds shall, in all likelihood, prove to be inadequate and the Corporation will be required to seek additional capital or borrow additional funds. However, the Corporation has made no arrangements to obtain additional funds at this time, and there can be no assurance that additional funds will be available.

Competition

The competitive environment has been assessed and evaluated by the management team of the Corporation as it presently exists. This research reflects that there is significant competition that is well funded and staffed. Due to the receipt of significant funding and the execution of key strategic partnerships by direct competitors, there is no assurance that the Corporation can effectively compete. In addition, no assurances can be given that competition from a new source or entity could not choose to enter this industry. Such entry could have substantial impact on the future success and viability of the Corporation.

High Risk

The securities being offered hereby represent a speculative investment and a high degree of risk. Therefore, prospective investors should thoroughly consider all of the risk factors discussed herein and should understand that the prospects are substantial that they may incur a total loss of their investment. No person should consider investing who is in any way dependent upon the funds being invested.

No Dividends

The Corporation has not paid any dividends since its inception and does not anticipate paying any dividends on its common stock in the foreseeable future. It is anticipated that earnings, if any, which may be generated from operations will be used to finance the continued operations of the Corporation. Investors who anticipate the immediate need of dividends from their investment should refrain from purchasing any of the securities hereby.

Shares Eligible for Future Sale

The shares of common stock owned by present shareholders, Officers and Directors upon completion of this offering will be deemed "restricted securities" as that term is defined under the Act. Under Rule 144 (17 C.F.R. ss.230.144), a person holding restricted securities for a period of one (1) year may sell every three
(3) months, in brokerage transactions and/or market maker transactions, an amount equal to the greater of (a) one percent (1%) of the Corporation's issued and outstanding common stock or (b) the average weekly trading volume of the common stock during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity limitations by a person who is not an affiliate of the Corporation and who has satisfied a two (2) year holding period. As any such sale would likely have a depressive effect on the market place of the Corporation's common stock, the Investor herein waives any and all rights to resell the securities under Rule 144 and/or Rule 144k and agrees to hold the shares until such time as the shares become registered with the Securities and Exchange Commission under terms of the Act.